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                                                                     Exhibit 5.1

                      Rich, May, Bilodeau & Flaherty, P.C.
                               176 Federal Street
                              Boston, MA 02110-2223
                            Telephone (617) 482-1360
                               Fax (617) 556-3889
                                                                October 31, 2000

HealthGate Data Corp.
25 Corporate Drive
Suite 310
Burlington, MA  01803

Re:      SHARES REGISTERED ON FORM S-8

Ladies and Gentlemen:

         We have been retained as counsel to HealthGate Data Corp., a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-8 and Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-31524) for the registration of an aggregate of 4,480,000 shares of the Company's Common Stock, which have been issued or are issuable pursuant to stock options issuable under the Company's 1994 Stock Option Plan, as amended (the "Shares").

         We have examined originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to our opinion, we have relied upon statements or certificates of public officials, officers or representatives of the Company and others.

         Based upon the foregoing, we are of the opinion that the Shares, when issued, delivered and paid for in accordance with the terms of the respective stock option agreements, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an Exhibit to said Registration Statement on Form S-8.


                                       Very truly yours,

                                       /s/ Rich, May, Bilodeau & Flaherty, P.C.

                                       Rich, May, Bilodeau & Flaherty, P.C.